Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES www.duanemorris.com	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS SOUTH JERSEY MYANMAR ALLIANCES IN MEXICO

November 10, 2025

AgEagle Aerial Systems Inc.

8201 E. 34th Street N. Suite 67226

Wichita, Kansas 67226

Re: AgEagle Aerial Systems Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), in connection with the transactions contemplated by the Securities Purchase Agreement, dated November 5, 2025 (the “Agreement”), between the Company and the parties identified on the signature pages thereto relating to the sale of an aggregate of up to 100,000 shares of the Company’s Series G Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”) convertible into up to an aggregate of 81,300,814 shares of the Company’s common stock (the “Conversion Shares”), par value $0.001 per share (the “Common Stock”). The Company has agreed to sell the shares of Preferred Stock pursuant to the Agreement, the Registration Statement on Form S-3 (File No. 333-290164 (the “Registration Statement”), the related prospectus dated September 22, 2025 (the “Base Prospectus”) and the prospectus supplement dated November 5, 2025 (together with the Base Prospectus, the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Preferred Shares are set forth in the Certificate of Designations (as defined below).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the Prospectus, (iii) the Amended and Restated Articles of Incorporation of the Company, as amended and in effect as of the date hereof, (iv) the Company’s Second Amended and Restated Bylaws, as amended and in effect as of the date hereof, (v) the Certificate of Designations of Preferences, Rights and Limitations of the Series G Preferred Stock (the “Certificate of Designations”), (vi) the corporate action of the Company’s Board of Directors approving the Registration Statement, and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are true, accurate and complete in all material respects, (vi) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vii) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), will have become effective under the Securities Act and comply with all applicable laws, (viii) that all shares of Common Stock will be sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments), the Prospectus, and that all applicable provisions of the securities laws of the various jurisdictions in which the Shares may be offered and sold will have been complied with, and (ix) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research or investigation of public records as to the facts set forth therein and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion that the Conversion Shares issuable upon exercise of the conversion right set forth in the Certificate of Designations have been duly authorized for issuance and, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to Chapter 78 of the Nevada Revised Statutes (“Applicable Laws”) No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) Nevada other than the Applicable Laws or (ii) any jurisdiction other than the State of Nevada, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. As used herein, the term “Chapter 78 of the Nevada Revised Statutes” includes the statutory provisions contained therein, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission for incorporation by reference into the Registration Statement and to any and all references to our firm in the Prospectus. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP